UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 23, 2019

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts		02129
(Address of Principal Executive Offices)		(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On November 23, 2019, Ziopharm Oncology (the “Company”) issued a press release announcing the presentation of new interim analyses of clinical data at the 2019 Society for Neuro-Oncology (SNO) Annual Meeting.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

In the press release described above, the Company provided an update from two ongoing studies of its Controlled IL-12 platform, or Ad-RTS-hIL-12 plus veledimex, both as monotherapy and in combination with a PD-1 inhibitor, for the treatment of recurrent or progressive glioblastoma multiforme (“rGBM”) in adults.

Monotherapy Expansion Substudy Interim Results

In a phase 1 clinical trial of patients with rGBM (the “Main Study”), a subset of patients (n=6) with unifocal disease who received low-dose steroids along with 20 mg of veledimex plus Ad-RTS-hIL-12, achieved 17.8 months median overall survival, or mOS. Thirty-six additional patients with rGBM were recruited in a substudy (the “Expansion Substudy”) designed to encourage use of low-dose steroids and 20 mg veledimex to further understand the potential of Controlled IL-12 as a monotherapy.

The Company has provided the following interim update for the Expansion Substudy:

•	A decrease in tumor from baseline resulted in a patient’s lesion being too small to measure, assessed as a partial response (per iRANO), with follow up ongoing

•	MRI findings of pseudoprogression in subjects, consistent with immune-mediated anti-tumor effects

•

Subjects in the Expansion Substudy were comparable to the subjects in the Main Study except a higher percentage of subjects in the Expansion Substudy had multifocal disease (as compared with unifocal disease) and fewer recurrences

•

Subjects receiving 20 mg of veledimex in both the Main Study and Expansion Substudy (n=20) with unifocal disease at entry, receiving low-dose steroids (defined as <20 mg cumulative dosing of dexamethasone) had a mOS of 16.2 months. The mOS for these subjects in the Expansion Substudy alone (n=14) has not been reached at a mean follow up of 9.7 months

•

Subjects with multifocal disease at entry that received 20mg of veledimex and low-dose steroids (n=13) had a mOS of 10.1 months. Literature shows that multifocal glioblastoma is associated with worse prognosis compared to unifocal disease

•	Adverse reactions were consistent with prior studies of Controlled IL-12 and were predictable, dose-related, and promptly reversible upon discontinuation of veledimex

Combination Study Interim Results

The Company is also studying Ad-RTS-hIL-12 plus veledimex in combination with nivolumab, an immune checkpoint inhibitor, in a phase 1 dose-escalation trial of patients with rGBM. The Company has provided the following interim update for this trial:

•	Decrease by 64% in a patient’s tumor from baseline resulting in a partial response (per iRANO), with follow up ongoing

•	MRI findings of pseudoprogression in subjects, consistent with immune-mediated anti-tumor effects

•	Active dosing is ongoing and mOS has not been reached, with a mean follow up for subjects of 4.8 months

•	No dose limiting toxicities, no serious adverse events that were considered related to the combination with nivolumab and no clinically significant overlapping toxicities have been observed

•	Drug-related toxicities were comparable to the Main Study, being predictable, dose-related, and promptly reversible upon discontinuation of veledimex and there have been no drug-related deaths

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Ziopharm Oncology, Inc. dated November 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM ONCOLOGY, INC.

	By:	/s/ Robert Hadfield
Date: November 25, 2019		Name:	Robert Hadfield
		Title:	General Counsel and Secretary